FOR IMMEDIATE RELEASE
ELIZABETH ARDEN, INC. ANNOUNCES FIRST QUARTER FISCAL 2012 RESULTS ~ Net Sales of $304 Million; Increase of 6.6% ~ ~ EPS of $0.31; Increase of 82% ~

          New York, New York (November 3, 2011) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for its first fiscal quarter ended September 30, 2011.

FIRST QUARTER RESULTS

          For the quarter ended September 30, 2011, the Company reported net sales of $303.5 million, an increase of 6.6%, as compared to the first quarter of the prior fiscal year. Excluding the favorable impact of foreign currency translation, net sales increased by 3.2%.

          Net income per diluted share for the first quarter ended September 30, 2011 was $0.31, as compared to net income per diluted share of $0.17 for the prior year period. For the prior year period, net income per diluted share was $0.18, excluding expenses associated with the Company's Global Efficiency Re-engineering initiative. A reconciliation between GAAP and adjusted results can be found in the tables and footnotes at the end of this press release.

          Net sales of the Company's international business increased by 16.6%, or by 7.5% at constant rates, driven by growth in the travel retail and distributor markets and in Asia. Net sales in North America grew by 1.6%, or 1.1% at constant rates, and were balanced across the prestige and mass businesses. Gross margins increased by 180 basis points despite a negative impact of $1.5 million, or 50 basis points, from foreign currency transaction losses during the quarter. EBITDA margins expanded by 130 basis points and included a total of $3.5 million, or 115 basis points, from foreign currency transaction losses.

          Mr. Beattie commented, "We had another quarter of strong growth for the Elizabeth Arden brand and are progressing with our re-branding initiative. Global sales of Elizabeth Arden branded products grew by 14% this quarter with sales of the skin care and color cosmetic portfolio increasing by 22%. Sales of Britney Spears and Elizabeth Taylor fragrances also rose by 14% and 16%, respectively. The Taylor Swift fragrance Wonderstruck was successfully launched this quarter, and we are excited by the early results. Looking forward, despite the uncertain economic environment globally, we remain confident that our identified initiatives to drive sales increases across our brand portfolio and improve margins will result in strong cash flow and earnings growth for fiscal 2012."

OUTLOOK

          For the second quarter of fiscal 2012, the Company is introducing guidance for net sales of $424 million to $434 million, or an increase of 4.5% to 7.0% over the prior year period, and for net income per diluted share of $1.32 to $1.42, or an increase of 11.0% to 19.0% as compared to the second quarter of the prior fiscal year. The net sales guidance for the second quarter assumes a favorable impact from foreign currency rates of approximately 0.5%.

          The Company is also confirming its guidance for fiscal 2012 for a net sales increase of 5.0% to 6.0% over the prior fiscal year, including a favorable impact from foreign currency rates of approximately 0.5%. The Company also confirms its guidance for earnings per diluted share of $1.90 to $2.00 and for a gross margin increase of 200 to 225 basis points as compared to fiscal 2011.

          The Company also announced that on September 20, 2011, the rating on the Company's $250 million aggregate principal amount of 7 3/8% Senior Notes due March 2021 was upgraded by Standard & Poor's to a B+ from a B, with the outlook revised to positive from stable reflecting the Company's operating momentum and improved credit measures.

          The guidance assumes foreign currency rates as of the end of October. The Company notes that continued global economic uncertainty may have a negative effect on retailer and consumer confidence and demand, and, along with the foreign currency volatility, makes forecasting difficult.

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 11:00 a.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by visiting the Investor Relations section on the Company's web site at http://www.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site until December 3, 2011.

Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of prestige beauty brands sold in over 100 countries. The company's brand portfolio includes Elizabeth Arden skincare, color, and fragrance products, Prevage anti-aging formulas, the celebrity fragrance brands of Britney Spears, Elizabeth Taylor, Mariah Carey, Taylor Swift, and Usher; the designer fragrance brands of Juicy Couture, Alberta Ferretti, Alfred Sung, Bob Mackie, Geoffrey Beene, Halston, John Varvatos, Kate Spade, Lucky Brand, and Rocawear; and the lifestyle fragrance brands Curve, Giorgio Beverly Hills, and PS Fine Cologne.

Company Contact:	Marcey Becker, Senior Vice President, Finance (212) 261-1068

Investor/Press Contact:	Allison Malkin/Michael Fox Integrated Corporate Relations (203) 682-8200

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended

	September 30,	September 30,
	2011	2010

Net Sales	$303,534	$284,821

Cost of Goods Sold:
Cost of Sales	159,755	155,088
Depreciation Related to Cost of Goods Sold	1,343	1,325

Total Cost of Goods Sold	161,098	156,413

Gross Profit	142,436	128,408
Gross Profit Percentage	46.9%	45.1%

Selling, General and Administrative Expenses	118,447	109,822
Depreciation and Amortization	6,718	6,287

Total Operating Expenses	125,165	116,109

Interest Expense, Net	5,262	5,331

Income Before Income Taxes	12,009	6,968
Provision for Income Taxes	2,777	2,081

Net Income	$9,232	$4,887

As reported:

Net Income Per Basic Share	$0.32	$0.18
Net Income Per Diluted Share	$0.31	$0.17

Basic Shares	28,746	27,027
Diluted Shares	29,791	27,964

EBITDA (a)	$25,332	$19,911
EBITDA margin (a)	8.3%	7.0%

Adjusted to exclude expenses associated with the Global Efficiency Re-engineering initiative, net of taxes (b)(c):

Net Income	$9,232	$5,064

Net Income Per Basic Share	$0.32	$0.19
Net Income Per Diluted Share	$0.31	$0.18

EBITDA (a)	$25,332	$20,172
EBITDA margin (a)	8.3%	7.1%

(a)    EBITDA is defined as net income plus the provision for income taxes plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to income (loss) from operations or net income (loss) (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) or as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors such as historical cost. Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures. We have also disclosed EBITDA as adjusted to reflect costs related to our Global Efficiency Re-engineering initiative. This disclosure is being provided for comparability purposes because we believe it is meaningful to our inventors and other interested parties to understand the EBITDA performance of the Company on a consistent basis without regard to the effect of Global Efficiency Re-engineering initiative expenses. EBITDA margin represents EBITDA divided by Net Sales.

The table below reconciles net income, as determined in accordance with GAAP, to EBITDA and to EBITDA as adjusted: (For a reconciliation of net income to EBITDA for prior periods, see the Company's filings with the Securities and Exchange Commission which can be found on the Company's website at www.elizabetharden.com.)

(In thousands)	Three Months Ended

	September 30, 2011	September 30, 2010

Net income	$9,232	$4,887
Plus:
Provision for income taxes	2,777	2,081
Interest expense, net	5,262	5,331
Depreciation related to cost of goods sold	1,343	1,325
Depreciation and amortization	6,718	6,287

EBITDA	25,332	19,911
Global Efficiency Re-engineering initiative expenses (c)	--	261

EBITDA as adjusted	$25,332	$20,172

(b)    The table below reconciles the calculation of (i) net income and (ii) net income per share on a basic and diluted basis from the amounts reported in accordance with GAAP to such amounts before giving effect to Global Efficiency Re-engineering expenses. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance on a consistent basis without regard to the effect of Global Efficiency Re-engineering expenses. The presentation in the table below of the non-GAAP information titled "Net income as adjusted" and "Net income per basic and diluted share as adjusted" is not meant to be considered in isolation or as a substitute for net income or net income per basic and diluted share prepared in accordance with GAAP.

(In thousands, except per share data)	Three Months Ended

	September 30,	September 30,
	2011	2010

Adjusted to exclude the effect of expenses associated with the Global Efficiency Re-engineering Initiative

Net Income:
Net income as reported	$9,232	$4,887
Global Efficiency Re-engineering initiative expenses, net of tax (c) (d)	--	177

Net income as adjusted	$9,232	$5,064

Net Income Per Basic Share:
Net income per basic share, as reported	$0.32	$0.18
Global Efficiency Re-engineering initiative expenses, net of tax (c) (d)	--	0.01

Net income per basic share, as adjusted	$0.32	$0.19

Net Income Per Diluted Share:
Net income per diluted share, as reported	$0.31	$0.17
Global Efficiency Re-engineering initiative expenses, net of tax (c) (d)	--	0.01

Net income per diluted share, as adjusted	$0.31	$0.18

(c) For the three months ended September 30, 2010 reflects expenses related to the implementation of our Oracle accounting and order processing systems.

(d)    On a reported basis, for the three months ended September 30, 2011 and 2010, our effective tax rate, which is calculated as a percentage of income before income taxes, was 23.1% and 29.9%, respectively. On an adjusted basis, for the three months ended September 30, 2011 and 2010, our effective tax rate was 23.1% and 30.0%, respectively.

SEGMENT NET SALES

The table below is a comparative summary of our net sales by reportable segment for the three months ended September 30, 2011 and 2010:

(In thousands)	Three Months Ended		% Increase (Decrease)

	September 30, 2011	September 30, 2010	GAAP	Constant Rates (e)

Segment Net Sales:
North America	$192,966	$190,002	1.6%	1.1%
International	110,568	94,819	16.6%	7.5%

Total	$303,534	$284,821	6.6%	3.2%

(e)     Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period and excludes gains and losses from foreign currency contracts in all periods. We calculate constant currency information by translating current-period results using prior-year GAAP foreign currency exchange rates. The gains and/or losses from foreign currency contracts were not material for all periods presented.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

(In thousands)	September 30, 2011	June 30, 2011	September 30, 2010

Cash	$34,450	$58,850	$23,579
Accounts Receivable, Net	237,090	165,622	253,505
Inventories	327,945	246,514	348,416
Property and Equipment, Net	80,128	82,762	75,083
Exclusive Brand Licenses, Trademarks and Intangibles, Net	226,465	184,758	190,905
Goodwill	21,054	21,054	21,054
Total Assets	1,031,495	854,837	1,150,816
Short-Term Debt	137,200	--	174,000
Current Liabilities	334,755	165, 497	428,055
Long-Term Liabilities	270,741	271,575	232,040
Total Debt	250,000	250,000	392,773
Shareholders' Equity	426,000	417,765	355,721
Working Capital	351,936	388,897	294,904

SUPPLEMENTARY CASH FLOW INFORMATION
(Unaudited)

	Three Months Ended

(In thousands)	September 30, 2011	September 30, 2010

Net cash used in operating activities	$(115,584)	$(93,365)
Net cash used in investing activities	(47,834)	(19,336)
Net cash provided by financing activities	140,704	108,392
Net decrease in cash and cash equivalents	(24,400)	(3,302)

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "should," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding net sales, earnings, gross margins, operating cash flow and returns on invested capital. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices, including, but not limited to, levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*

risks of international operations, including foreign currency fluctuations, hedging activities, economic and political consequences of terrorist attacks, disruptions in travel, unfavorable changes in U.S. or international laws or regulations, diseases and pandemics, and political instability in certain regions of the world;

*	our reliance on license agreements with third parties for the rights to sell many of our prestige fragrance brands;
*

our reliance on third-party manufacturers for substantially all of our owned and licensed products and our absence of contracts with suppliers of distributed brands and components for manufacturing of owned and licensed brands;

*

delays in shipments, inventory shortages and higher costs of production due to the loss of or disruption in our distribution facilities or at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact retailer and/or consumer confidence and demand, such as domestic or global recessions;

*	our ability to protect our intellectual property rights;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
*

our ability to (i) implement our growth strategy and acquire or license additional brands or secure additional distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, and (iii) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flows from operations to meet our debt service obligations and working capital requirements, and restrictive covenants in our revolving credit facility and the indenture for our 7 3/8% senior notes;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*

changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations, laws or regulations relating to ingredients or other chemicals contained in products or packaging, or accounting standards or critical accounting estimates;

*	the success of our Global Efficiency Re-engineering initiative, including our transition to a turnkey manufacturing process and our new financial accounting and order processing system;
*	our ability to effectively implement, manage and maintain our global information systems;
*	our reliance on third parties for certain outsourced business services, including information technology operations and employee benefit plan administration;
*

the potential for significant impairment charges relating to our trademarks, goodwill or other intangible assets that could result from a number of factors, including downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended June 30, 2011.

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